CERTIFICATE OF OWNERSHIP

OF

ARKSON NUTRACEUTICALS CORP.
(a Delaware corporation)

AND

FIRST SURGICAL PARTNERS INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST:            That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

Arkson Nutraceuticals Corp.	Delaware

First Surgical Partners Inc.	Delaware

SECOND:       That 100% of the outstanding stock of First Surgical Partners Inc. is owned by Arkson Nutraceuticals Corp.

THIRD:           That the name of the surviving corporation of the merger is Arkson Nutraceuticals Corp., which will continue its existence as said surviving corporation under the name First Surgical Partners Inc.

FOURTH:       That the Certificate of Incorporation of Arkson Nutraceuticals Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

       “FIRST:  The name of the corporation is First Surgical Partners Inc.”

FOURTH:       That the members of the Board of Directors of Arkson Nutraceuticals Corp. unanimously adopted the following resolution by written consent on the 7th day of February, 2011:

RESOLVED, that the Company's wholly-owned subsidiary, First Surgical Partners Inc., be merged with and into the Company, and that upon the filing of the appropriate certificate of Ownership with the Secretary of State of the State of Delaware, the Company's name shall be changed to First Surgical Partners Inc.

FIFTH:            This merger shall be effective on February 18, 2011.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 7th day of February, 2011.

ARKSON NUTRACEUTICALS CORP.

By: /s/ Anthony F. Rotondo
Name: Anthony F. Rotondo
Title: Chief Executive Officer

FIRST SURGICAL PARTNERS INC.

By: /s/ Don Knight
Name: Don Knight
Title: CEO